Exhibit 99(a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
(Not to be Used for Signature Guarantee)
for
Offer to Purchase
the Maximum Number of Shares at a Purchase Price
Not Greater Than $7.75 Nor Less Than $6.75 Per Share, in Cash,
Having an Aggregate Purchase Price
Not Exceeding $50,000,000
by
PREMIERE GLOBAL SERVICES, INC.

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, DECEMBER 3, 2010, UNLESS PGI EXTENDS THE TENDER OFFER (SUCH TIME AND DATE, AS IT MAY BE EXTENDED, THE “EXPIRATION TIME”).

     As set forth in Section 3 of the Offer to Purchase, dated October 26, 2010 (the “Offer to Purchase”), you should use this notice of guaranteed delivery (“Notice of Guaranteed Delivery”) (or a facsimile of it) to accept the Tender Offer (as defined herein) if:

(a) your share certificates are not immediately available or you cannot deliver certificates representing shares of common stock, par value $.01 per share (the “Shares”) of Premiere Global Services, Inc., a Georgia corporation (“PGi,” the “Company,” “we,” “our” or “us”), prior to the Expiration Time; or

(b) the procedure for book-entry transfer as described in Section 3 of the Offer to Purchase cannot be completed before the Expiration Time; or

(c) time will not permit a properly completed and duly executed letter of transmittal (“Letter of Transmittal”) and all other required documents to reach American Stock Transfer & Trust Company, LLC (the “Depositary”) referred to below before the Expiration Time.

     You may deliver this Notice of Guaranteed Delivery (or a facsimile of it), signed and properly completed, by mail, overnight courier or facsimile transmission so that the Depositary receives it before the Expiration Time. See Section 3 of the Offer to Purchase and Instruction 2 to the Letter of Transmittal.

If delivering by mail:	If delivering by hand or courier:

American Stock Transfer & Trust Company, LLC	American Stock Transfer & Trust Company, LLC
Operations Center	Operations Center
Attn: Reorganization Department	Attn: Reorganization Department
P.O. Box 2042	6201 15th Avenue
New York, New York 10272-2042	Brooklyn, New York 11219

     Delivery of this Notice of Guaranteed Delivery to an address other than those shown above or transmission via a facsimile number other than the one listed above does not constitute a valid delivery. Deliveries to PGi, or to the Dealer Manager or the Information Agent (each as defined in the Offer to Purchase) of the Tender Offer, will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to The Depository Trust Company will not constitute valid delivery to the Depositary.

     You cannot use this Notice of Guaranteed Delivery form to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “Eligible Institution” (as defined in the Offer to Purchase) under the instructions thereto, such signature must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to PGi the number of Shares indicated below, at the price per Share indicated below, net to the seller in cash, without interest and subject to applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, which together (and as each may be amended or supplemented from time to time) constitute the “Tender Offer,” and the receipt of which is hereby acknowledged. This tender is being made pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Being Tendered Hereby: ____ Shares

CHECK ONE AND ONLY ONE BOX. IF YOU CHECK MORE THAN ONE BOX, OR IF YOU
DO NOT CHECK ANY BOX, YOU WILL HAVE FAILED TO VALIDLY TENDER ANY SHARES.

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER
(See Instruction 5 of the Letter of Transmittal)

☐

The undersigned wants to maximize the chance of having PGi purchase all Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the purchase price determined by PGi pursuant to the Tender Offer (the “Purchase Price”). This action could result in receiving a price per Share of as low as $6.75.

— OR —

SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER
(See Instruction 5 of the Letter of Transmittal)

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price is less than the price checked below. A shareholder who desires to tender Shares at more than one price must complete a separate Letter of Transmittal for each price at which the shareholder tenders Shares. You cannot tender the same Shares at more than one price, unless you have previously validly withdrawn those Shares at a different price in accordance with Section 4 of the Offer to Purchase.

Price (in Dollars) Per Share at Which Shares Are Being Tendered
☐ $6.75	☐ $7.75
☐ $7.00	☐
☐ $7.25	☐
☐ $7.50	☐

You WILL NOT have validly tendered your Shares
unless you check ONE AND ONLY ONE BOX ON THIS PAGE.

ODD LOTS
(See Instruction 6 of the Letter of Transmittal)

To be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares.

On the date hereof, the undersigned either (check ONE box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 Shares and is tendering all of those Shares,

OR

☐

is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owner(s) thereof, Shares with respect to which it is the record holder, and (ii) believes, based upon representations made to it by such beneficial owner(s), that each such person was the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of such Shares.

In addition, the undersigned is tendering Shares (check ONE box):

☐

at the Purchase Price, which will be determined by PGi in accordance with the terms of the Tender Offer (persons checking this box should check the first box on page 2 of this Notice of Guaranteed Delivery, under the heading “Shares Tendered at Purchase Price Pursuant to the Tender Offer”); or

☐	at the price per Share indicated under the heading, “Price (in Dollars) Per Share at Which Shares Are Being Tendered” on page 2 of this Notice of Guaranteed Delivery.

SHAREHOLDERS COMPLETE AND SIGN BELOW
Please type or print
Certificate No.(s) (if available):		Signature(s) of Shareholder(s):
_____________________________		Date:_____________________________
_____________________________		Date:_____________________________
_____________________________		Date:_____________________________
Name(s) of Shareholders:	Area Code & Phone No.:	Address(es) of Shareholders:
___________________________	___________________________	___________________________
___________________________	___________________________	___________________________
If Shares will be tendered by book-entry transfer provide the following information:
Name of Tendering Institution:		Account No:
___________________________		___________________________

GUARANTEE
(Not to be used for Signature Guarantee)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program, the Stock Exchange Medallion Program, or a bank, broker, dealer, credit union, savings association or other entity which is an “Eligible Guarantor Institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Institution”), guarantees the delivery of the Shares tendered hereby to the Depositary, in proper form for transfer, or a confirmation that the Shares tendered hereby have been delivered under the procedure for book-entry transfer set forth in the Offer to Purchase into the Depositary’s account at the book-entry transfer facility, together with a properly completed and duly executed Letter of Transmittal and any other required documents, all within three New York Stock Exchange trading days of the date hereof.

Name of	Name of

Firm: ______________________________________________	Firm: _____________________________________________

Authorized Signature: ____________________________________	Authorized Signature: ___________________________________

Name: ________________________________________________	Name:________________________________________________

Title: _________________________________________________	Title: ________________________________________________

Address: ______________________________________________	Address:______________________________________________

Zip Code: ______________________________________________	Zip Code: ______________________________________________

Area Code and Telephone Number: _______________	Area Code and Telephone Number: _________________

Dated: _________________________________________________	Dated: _________________________________________________

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF
GUARANTEED DELIVERY. SHARE CERTIFICATES SHOULD BE SENT
WITH YOUR LETTER OF TRANSMITTAL.